EXHIBIT 10.62
AUTOBYTEL INC. 2010 EQUITY INCENTIVE PLAN

Non-Employee Director Stock Option Award Agreement
(Non-Qualified Stock Option)

This Non-Employee Director Stock Option Award Agreement ("Agreement"), is entered into effective as of the Grant Date set forth on the signature page to this Agreement ("Grant Date"), by and between Autobytel Inc., a Delaware corporation ("Company"), and the person set forth as the Participant on the signature page hereto (“Participant”).  This Agreement and the option granted hereby are subject to the provisions of the Autobytel Inc. 2010 Equity Incentive Plan (“Plan”).  In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.  Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Plan.

1. Grant of Options.  The Company hereby grants to Participant a non-qualified stock option (“Option”) to purchase the number of shares of common stock of Company, par value $0.001 per share, set forth on the signature page to this Agreement (“Shares”), at the exercise price per Share set forth on the signature page to this Agreement (“Exercise Price”).  The Option is not intended to qualify as an incentive stock option under Section 422 of the Code.

2. Term of Option.  Unless the Option terminates earlier pursuant to the provisions of this Agreement or the Plan, the Option shall expire on the seventh (7th) anniversary of the Grant Date (“Option Expiration Date”).

3. Vesting.  This Option shall become vested and exercisable in full upon the first anniversary of the Grant Date.

4. Exercise of Option.

(a)           Manner of Exercise.  To the extent vested, the Option may be exercised, in whole or in part, by delivering written notice to Company in accordance with Section 9(f) in such form as Company may require from time to time, or at the direction of the Company, through the procedures established with the Company’s third party option administration service.  Such notice shall specify the number of Shares subject to the Option as to which the Option is being exercised and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan (including same-day sales through a broker), except that payment in whole or in part in a manner set forth in clauses (ii), (iii) or (iv) of Section 5.5(b) of the Plan may only be made with the consent of the Committee.  The Option may be exercised only in multiples of whole Shares, and no fractional Shares shall be issued.

(b)           Issuance of Shares.  Upon exercise of the Option and payment of the Exercise Price for the Shares as to which the Option is exercised and satisfaction of all applicable tax withholding requirements, if any, Company shall issue to Participant the applicable number of Shares in the form of fully paid and nonassessable Shares.

(c)           Withholding.  No Shares will be issued on exercise of the Option unless and until Participant pays to Company, or makes satisfactory arrangements with Company for payment of, any federal, state, local or foreign taxes required by law to be withheld in respect of the exercise of the Option.  The Participant hereby agrees that Company may withhold from Participant’s wages or other remuneration the applicable taxes.  At the discretion of Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to Participant on exercise of the Option, up to Participant’s minimum required withholding rate or such other rate determined by the Committee that will not trigger a negative accounting impact.

5.	Termination of Option.

(a) Termination Upon Expiration of Option Term.  The Option shall terminate and expire in its entirety on the Option Expiration Date.  In no case may Participant exercise the Option after the Option Expiration Date.

(b)           Termination of Service as a Director.

          (i)             Termination of Service as a Director Other Than Due to Death, Disability or Cause.  Participant may exercise the vested portion of this Option for a period of ninety (90) days following any termination of Participant’s service as a Director of the Company (including termination of service by reason of Participant’s resignation, failure to be reelected, or failure to be nominated for reelection), other than in the event of a termination of Participant’s service as a Director due to Removal for Cause or by reason of Participant’s death or Disability.  To the extent Participant is not entitled to exercise this Option at the date of termination of service as a Director, or if Participant does not exercise this Option within the time specified in the Plan or this Option Agreement for post-termination of service exercises of the Option, the Option shall terminate.  In no event may Participant exercise this Option after the Option Expiration Date.

          (ii)           Termination of Service Due to Removal for Cause.  Upon the termination of Participant’s service as a Director due to Removal for Cause, unless the Option has earlier terminated, the Option (whether vested or not) shall immediately terminate in its entirety and shall thereafter not be exercisable to any extent whatsoever; provided that the Company, in its discretion, may, by written notice to Participant given as of the date of Removal for Cause, authorize Participant to exercise any vested portion of the Option for a period of up to thirty (30) days following Participant’s termination of service due to Removal for Cause, provided that in no event may Participant exercise this Option after the Option Expiration Date.  For purposes of this Agreement, "Removal for Cause" shall mean a removal of Participant as a member of the board of directors of the Company by the Company’s stockholders pursuant to applicable corporate laws governing the removal of directors.

          (iii)           Termination of Participant’s Service as a Director By Reason of Participant’s Death.  In the event Participant’s service as a Director is terminated by reason of Participant’s death, the Option, to the extent vested as of the date of termination, may be exercised at any time within twelve (12) months following the date of termination (but in no event later than the Option Expiration Date) by the Participant’s executor or personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution, but only to the extent the Participant could exercise the Option at the date of termination.

          (iv)           Termination of Participant’s Service as a Director By Reason of Participant’s Disability.  In the event that Participant ceases to be a Director by reason of Participant’s Disability, unless the Option has earlier terminated, Participant (or Participant’s attorney in fact, conservator or other representative on behalf of Participant) may, but only within twelve (12) months from the date of such termination of service as a Director (and in no event later than the Option Expiration Date), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination of service.  For purposes of this Agreement, "Disability" shall mean Participant’s becoming "permanently and totally disabled" within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Committee in its discretion.  The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate, and the Committee’s determination as to whether Participant has incurred a Disability shall be final and binding on all parties concerned.

(c)             Change in Control.  In the event of a Change in Control, the effect of the Change in Control on the Option shall be determined by the applicable provisions of the Plan (including, without limitation, Article 11 of the Plan), provided that (i) to the extent the Option is assumed or substituted for in connection with the Change in Control, or Company is the ultimate parent corporation upon the consummation of the Change in Control and Company continues the Option, the Option will vest and become fully exercisable in accordance with clause (i) of Section 11.2(a) of the Plan only if within twelve (12) months following the date of the Change in Control Participant’s service as a Director of the Company is terminated for any reason other than by reason of Removal for Cause; and (ii) any portion of the Option which vests and becomes exercisable pursuant to Section 11.2(b) of the Plan as a result of such Change in Control will (1) vest and become exercisable on the day prior to the date of the Change in Control if Participant is then a member of the board of directors of the Company and (2) terminate on the date of the Change in Control.  Notwithstanding the foregoing, if on the date of the Change in Control the Fair Market Value of one Share is less than the Exercise Price per Share, then the Option shall terminate as of the date of the Change in Control except as otherwise determined by the Committee.

(d)           Extension of Exercise Period.  Notwithstanding any provisions of this Section 5 to the contrary, if exercise of the Option following termination of service during the time period set forth in the applicable paragraph or sale during such period of the Shares acquired on exercise would violate any of the provisions of federal securities laws (or any Company policy related thereto), the time period to exercise the Option shall be extended until the later of (i) forty-five (45) days after the date that the exercise of the Option or sale of the Shares acquired on exercise would not be a violation of federal securities laws (or a related Company policy), or (ii) the end of the applicable time period based on the applicable reason for the termination of Participant’s services as a Director as set forth in this Section 5; provided, however, that in no event shall the exercisability of the Option be extended after the Option Expiration Date.

(e)           Forfeiture upon Engaging in Detrimental Activities. If, at any time within the twelve (12) months after (i) Participant exercises any portion of the Option; or (ii) the effective date of any termination of Participant’s service as a Director of the Company for any reason, Participant engages in, or is determined by the Committee in its sole discretion to have engaged in, any (i) material breach of any non-competition, non-solicitation, non-disclosure, or settlement or release covenant or agreement with the Company or any Subsidiary, or (ii) activities during the course of Participant’s service as a Director with the Company or any Subsidiary constituting fraud, embezzlement, theft or dishonesty; or (iii) activity that is otherwise in conflict with. or adverse or detrimental to the interests of the Company or any Subsidiary, then (x) the Option shall terminate effective as of the date on which Participant engaged in or engages in that activity or conduct, unless terminated sooner pursuant to the provisions of this Agreement, and (y) the amount of any gain realized by Participant from exercising all or a portion of the Option at any time following the date that the Participant engaged in any such activity or conduct, as determined as of the time of exercise, shall be forfeited by the Participant and shall be paid by Participant to Company, and recoverable by the Company, within sixty (60) days following such termination date of the Option.  For purposes of the foregoing, the following will be deemed to be activities in conflict with or adverse or detrimental to the interests of the Company or any Subsidiary: (i) Participant’s conviction of, or pleading guilty or nolo contendre to any misdemeanor involving moral turpitude or any felony, the underlying events of which are related to Participant’s service as a Director of the Company; (ii) knowingly engaged or aided in any act or transaction by the Company or a Subsidiary that results in the imposition of criminal, civil or administrative penalties against the Company or any Subsidiary; or (iii) misconduct during the course of Participant’s service as a Director of the Company or any Subsidiary that results in an accounting restatement by the Company due to material noncompliance with any financial reporting requirement under applicable securities laws, whether such restatement occurs during or after Participant’s service as a Director of the Company or any Subsidiary.

6.	Miscellaneous.

(a)           No Rights of Stockholder.  The Participant shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued upon the due exercise of the Option.

(b)           Nontransferability of Option.  The Option shall be nontransferable or assignable except to the extent expressly provided in the Plan.  Notwithstanding the foregoing, Participant may by delivering written notice to Company in a form provided by or otherwise satisfactory to Company, designate a third party who, in the event of Participant’s death, shall thereafter be entitled to exercise the Option.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(c)           Severability.  If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(d)           Governing Law, Jurisdiction and Venue.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware other than its conflict of laws principles.  The parties agree that in the event that any suit or proceeding is brought in connection with this Agreement, such suit or proceeding shall be brought in the state or federal courts located in New Castle County, Delaware, and the parties shall submit to the exclusive jurisdiction of such courts and waive any and all jurisdictional, venue and inconvenient forum objections to such courts.

(e)           Headings.  The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(f)           Notices.  All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid.  Notice by mail shall be deemed delivered on the date on which it is postmarked.

Notices to Company should be addressed to:

Autobytel Inc.
18872 MacArthur Blvd., Suite 200
Irvine, CA  92612-1400
Attention:  General Counsel

Notice to Participant should be addressed to Participant at Participant’s address as it appears on Company’s records.

The Company or Participant may by writing to the other party designate a different address for notices.  If the receiving party consents in advance, notice may be transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.  Such notices shall be deemed delivered when received.

(g)           Agreement Not a Service Contract.  This Agreement (and the grant of the Option) is not a service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue as a Director or on the Company’s part to continue Participant’s service as a Director.

(h)           Counterparts.  This Agreement may be executed in multiple counterparts each of which shall be deemed an original Agreement but all of which, taken together, shall constitute one and the same Agreement binding on the parties hereto.  The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

(i)           Entire Agreement; Modification.  This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified except as provided in the Plan or in a written document signed by each of the parties hereto and may be rescinded only by a written agreement signed by both parties.

Signature page to follow.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

Grant Date:
Shares Granted by Option:
Exercise Price Per Share:

Company"		AUTOBYTEL INC., a Delaware corporation

By:
Glenn E. Fuller
	Its:	Executive Vice President, Chief Legal and Administrative
Officer and Secretary

"Participant"
[Name of Optionee]